UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 28, 2010

Geo Point Technologies, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53182	11-3797590
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

257 East 200 South, Suite 490
Salt Lake City, UT		84111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 810-4662

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 1, 2010, Geo Point Technologies, Inc. (“Company”), filed a Current Report on Form 8-K disclosing its acquisition of GSM Oil Holdings Ltd.  This Amendment No. 1 to that report amends Item 9.01—Financial Statements and Exhibits to add the historical financial statements of GSM Oil Holdings Ltd. and the pro forma financial information required by Item 9.01.

EXPLANATORY NOTE

The information in Item 7.01 of this report, including Exhibit 99.01, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.  Filed herewith beginning at page F-1 are the audited consolidated financial statements of GSM Oil Holdings Ltd. for the years ended March 31, 2010 and 2009, and the unaudited interim consolidated financial statements for the quarter ended September 30, 2010.

(b)           Pro Forma Information.  Filed herewith are the following:

(c)           Shell Company Transactions.  Not applicable.

2

(d)           The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

2	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
2.02	Share Exchange Agreement among Geo Point Technologies, Inc., GSM Oil Holdings Limited, and Summit Trustees PLLC, dated May 7, 2010	Incorporated by reference from Annual Report on Form 10-K for the year ended March 31, 2010, filed July 14, 2010.

99	Miscellaneous
99.01	Press release dated November 1, 2010	Incorporated by reference from Current Report on Form 8-K filed November 1, 2010.
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

GEO POINT TECHNOLOGIES, INC.
Registrant

Date: January 11, 2011	By:	/s/ Jeffrey T. Jensen
Jeffrey T. Jensen
President, Chief Executive Officer,
and Chief Financial Officer

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
GSM Oil Holdings Ltd (a development stage entity)

We have audited the accompanying consolidated balance sheets of GSM Oil Holdings Ltd and subsidiaries (a development stage entity) (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income (loss), shareholder’s equity, and cash flows for the years then ended and for the period from January 19, 2007 (“Inception”) to March 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GSM Oil Holdings Ltd and subsidiaries (a development stage entity) as of March 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended and for the period from January 19, 2007 (Inception) to March 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 of the consolidated financial statements, the Company is currently in the development stage, used cash in operations and has limited capital to fund operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans with respect to these matters are also discussed in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
January 11, 2011

GSM OIL HOLDINGS LTD AND SUBSIDIARIES
(a development stage entity)
CONSOLIDATEDBALANCE SHEETS

	September 30, 2010	March 31, 2010	March 31, 2009
ASSETS	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$5,078	$924	$19,940
Accounts receivable	160,898	-	-
Inventories	38,848	-	-
Advances to related party	4,156	34,822	-
Total Current Assets	208,980	35,746	19,940

OTHER ASSETS
Property, plant and equipment, net	5,436,790	4,670,714	4,475,497
Value-added tax receivable	132,674	703	-
	5,569,464	4,671,417	4,475,497

TOTAL ASSETS	$5,778,444	$4,707,163	$4,495,437

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$163,502	$-	$-
Customer deposit	146,806	-	-
Notes payable	400,000	-	-
Capital lease payable	256,916	-	-
Loans payable to related parties	52,405	-	-
Total Current Liabilities	1,019,629	-	-

LONG-TERM LIABILITIES
Capital lease payable, net of current portion	403,708	-	-
Loans payable to related parties, net of current portion	133,636	219,189	-
TOTAL LIABILITIES	1,556,973	219,189	-

EQUITY
Common stock; 1 Euro par value (translated at $1.41 per share); 5,000 shares authorized, 1,000 issued and outstanding for all periods	1,415	1,415	1,415
Additional paid-in capital	5,631,162	5,614,826	5,608,190
Deficit accumulated during the development stage	(274,681)	(9,691)	-
Other comprehensive loss	(1,136,425)	(1,118,576)	(1,114,168)
Total Stockholder's Equity	4,221,471	4,487,974	4,495,437

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$5,778,444	$4,707,163	$4,495,437

See accompanying notes to the consolidated financial statements.

GSM OIL HOLDINGS LTD AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Six months ended September 30,	Six months ended September 30,	Year ended March 31,		Period from January 19, 2007 (Inception) to March 31,	Period from January 19, 2007 (Inception) to September 30,
	2010	2009	2010	2009	2010	2010
	(unaudited)	(unaudited)				(unaudited)

NET SALES	$143,945	$-	$-	$-	$-	$143,945

COSTS AND OPERATING EXPENSES:
Costs of goods sold	148,504	-	-	-	-	148,504
Selling, general and administrative expenses	166,206	-	3,055	-	3,055	169,261
Total costs and operating expenses	314,710	-	3,055	-	3,055	317,765

OPERATING LOSS	(170,765)	-	(3,055)	-	(3,055)	(173,820)

Other income (expenses):
Interest expense	(94,225)	-	(6,636)	-	(6,636)	(100,861)
Total other income (expense)	(94,225)	-	(6,636)	-	(6,636)	(100,861)

NET LOSS	$(264,990)	$-	$(9,691)	$-	$(9,691)	$(274,681)

Other comprehensive income (loss) - foreign currency translation adjustments	(17,849)	6,521	(4,408)	(1,137,331)	(1,118,576)	(1,136,425)

COMPREHENSIVE INCOME (LOSS)	$(282,839)	$6,521	$(14,099)	$(1,137,331)	$(1,128,267)	$(1,411,106)

See accompanying notes to the consolidated financial statements.

GSM OIL HOLDINGS LTD AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional	Deficit Accumulated During the	Other
	Number of Shares	Amount	Paid in Capital	Development Stage	Comprehensive Income (Loss)	Total

Common stock issuances at inception (January 19, 2007)	1,000	$1,415	$5,608,190	$-	$-	$5,609,605
Net loss and change in other comprehensive income (loss)	-	-	-	-	27,279	27,279
Balance, March 31, 2007	1,000	1,415	5,608,190	-	27,279	5,636,884
						-
Net loss and change in other comprehensive income (loss)	-	-	-	-	(4,116)	(4,116)
Balance, March 31, 2008	1,000	1,415	5,608,190	-	23,163	5,632,768
						-
Net loss and change in other comprehensive income (loss)	-	-	-	-	(1,137,331)	(1,137,331)
Balance, March 31, 2009	1,000	1,415	5,608,190	-	(1,114,168)	4,495,437

Imputed interest on notes payable to related parties	-	-	6,636	-	-	6,636
Net loss and change in other comprehensive income (loss)	-	-	-	(9,691)	(4,408)	(14,099)
Balance, March 31, 2010	1,000	1,415	5,614,826	(9,691)	(1,118,576)	4,487,974

Imputed interest on notes payable to related parties	-	-	16,336	-	-	16,336
Net loss and change in other comprehensive income (loss)	-	-	-	(264,990)	(17,849)	(282,839)
Balance, September 30, 2010 (unaudited)	1,000	$1,415	$5,631,162	$(274,681)	$(1,136,425)	$4,221,471

See accompanying notes to the consolidated financial statements.

GSM OIL HOLDINGS LTD AND SUBSIDIARIES
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,		Year EndedMarch 31,		Period from January 19, 2007 (Inception) to March 31,	Period from January 19, 2007 (Inception) to September 30,
	2010	2009	2010	2009	2010	2010
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)	(unaudited)				(unaudited)
Net loss	$(264,990)	$-	$(9,691)	$-	$(9,691)	$(274,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest on notes payable to related parties	16,336	-	6,636	-	6,636	22,972
Change in operating assets and liabilities, net of amount acquired:
Accounts receivable	(161,221)	-	-	-	-	(161,221)
Inventories	(38,926)	-	-	-	-	(38,926)
Valued-added tax receivable	(54,226)	-	(693)	-	(693)	(54,919)
Accounts payable and accrued liabilies	162,502	-	-	-	-	162,502
Customer deposits	147,101	-	-	-	-	147,101
Net cash used in operating activities	(193,424)	-	(3,748)	-	(3,748)	(197,172)

CASH FLOWS FROM INVESTING ACTIVITIES
Net repayment from (advances to) to related party	30,617	-	(35,641)	-	(35,641)	(5,024)
Purchase of property, plant and equipment	(132,303)	(22,387)	(203,938)	(72,952)	(276,890)	(409,193)
Net cash used in investing activities	(101,686)	(22,387)	(239,579)	(72,952)	(312,531)	(414,217)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds (payments) on revolving notes payable to related parties	(98,715)	3,196	224,159	1,595	224,161	125,446
Proceeds from note payable	400,000	-	-	-	-	400,000
Net cash provided by financing activities	301,285	3,196	224,159	1,595	224,161	525,446

EFFECT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2,021)	124	152	(6,672)	93,042	91,921
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,154	(19,067)	(19,016)	(78,029)	924	5,078
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	924	19,940	19,940	97,969	-	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,078	$873	$924	$19,940	$924	$5,078

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Assumption of capital lease	$(659,083)	$-	$-	$-	$-	$(659,083)
Assumption of note payable to related parties	$(65,908)	$-	$-	$-	$-	$(65,908)
Receipt of equipment in connection with assumption of capital lease	$647,314	$-	$-	$-	$-	$647,314
Property, plant and equipment contributed by shareholder	$-	$-	$-	$-	$5,609,605	$5,609,605

See accompanying notes to the consolidated financial statements.

GSM OIL HOLDINGS LTD AND SUBSIDIARIES
(a development stage entity)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.            GENERAL INFORMATION

On May 7, 2010, the Geo Point Technologies, Inc. (“Geo Point”) entered into a Share Exchange Agreement (the “Agreement”) with Summit Trustees PLLC, a Utah professional limited liability company (“Summit”), to acquire all of the issued and outstanding stock of GSM Oil Holdings Ltd. (“GSM”), a limited liability company organized in Cyprus  on June 2, 2009.  Summit acted for the benefit and on behalf of certain beneficial stockholders of GSM.  On October 28, 2010, the Geo Point completed the acquisition of all the assets and business of GSM in exchange for 26,808,000 shares of Geo Point’s common stock.  Pursuant to the terms of the Agreement, GSM became a wholly owned subsidiary of Geo Point, and the GSM shareholders assumed the controlling interest in Geo Point.  GSM recently completed the acquisition of Sinur Oil LLP, a limited liability partnership organized in Kazakhstan (“Sinur Oil”), through its wholly owned subsidiary, GSM OIL B.V., a Dutch private company limited by shares (the “Subsidiary”).  Sinur Oil was organized on January 19, 2007 (“Inception”).  The Company will account for the transaction as a reverse acquisition whereby the operations of Sinur Oil will represent the historical operations of the Company in future filings with the Securities and Exchange Commission.

The primary assets of Sinur Oil include an oil refinery in Karatau, Kazakhstan.  The refinery consists of a main refining stack that has a processing capacity of approximately 2,000 tons of crude oil per month.  The refinery is located on a site that contains the refining equipment, storage tanks, administrative buildings, boilers, pumps, a warehouse, and a rail spur.  It is currently operating.  The three main refined products are diesel fuel, gasoline, and mazut, a heating oil.  The Company intends to continue the business of Sinur.

The consolidated financial statements presented herein include the operations of GSM and Sinur Oil (collectively referred to as the “Company”) from the date of Sinur Oil’s Inception.  The transaction between GSM and Sinur Oil were between related entities held by the same shareholder.  The purpose of the transaction was for corporate structure strategies.  Thus, GSM’s common stock has been shown as outstanding as of the Inception date.

2.            GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, during the year ended March 31, 2010, the Company is currently in the development stage and has limited capital to fund operations and had a net usage of cash in operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain equity and/or debt financing and ultimately achieving profitable operations from the development of its business segments.  Since inception through March 31, 2010, the Company funded operations through related party borrowings.  Subsequent to year end, the Company borrowed $400,000 from unrelated third parties to fund operations (shown on the September 30, 2010 consolidated balance sheet) and arranged for an additional $350,000 loan with the same unrelated third party subsequent to September 30, 2010.  In addition, subsequent to year end, the Company assumed a lease for the primary refining equipment in which a significant amount of liabilities were incurred.  At September 30, 2010 the Company was three months in arrears on payments for this lease; see Note 7 for additional information.  Currently, the Company does not have any commitments or assurances for additional capital other than the revolving loans payable from the shareholder and related individuals.  There can be no assurance that the revenue from future expected operations from the refinery will be sufficient for the Company to achieve profitability in its operations, and it is possible that additional equity or debt financing may be required for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities, which might be necessary in the event the Company cannot continue in existence.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the accounts of GSM Oil Holdings LTD and its wholly owned subsidiaries GSM OIL B.V. and Sinur Oil. All material inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes to financial statements.  Actual results could differ from those estimates.  Significant estimates made by management include the useful life of property, plant and equipment.

Unaudited Interim Financial Information

The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission.  The accompanying balance sheet as of September 30, 2010 and the statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the six months September 30, 2010 and 2009 are unaudited.  The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for such periods.  The financial data and other information disclosed in these notes to the financial statements related to the six month periods are unaudited.  The results of the six months ended September 30, 2010 are not necessarily indicative of the results to be expected for the year ending March 31, 2011, or for any other interim period or for any other future year.

Development Stage Enterprise

The Company is considered to be a development stage enterprise as significant revenues have not been generated by intended operations.  Consequently, the Company has presented the statement of operations and comprehensive income (loss), cash flows and stockholder’s equity from January 19, 2007 (“Inception”).

Fair Value of Financial Instruments

On April 1, 2008, the Company adopted the accounting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

•	Level 1 – quoted market prices in active markets for identical assets or liabilities.

•
Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2010, March 31, 2010 and 2009, the Company did not have Level 1, 2, or 3 financial assets, nor did it have any financial liabilities.  Financial instruments consist of cash, accounts receivable, payables, notes payable to third parties and the capital lease obligation.  The fair value of financial instruments approximated their carrying values as of September 30, 2010, March 31, 2010 and 2009.

Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if that relationship they are in satisfies criteria and requirements stated in ASC 850-10 Related Party Disclosures.  In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Cash and Cash Equivalents

The Company considers all demand deposits, money market accounts and marketable securities purchased with an original maturity of three months or less to be cash and cash equivalents.  The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Concentration of Credit Risk and Customer Concentration

The Company intends to generate revenues principally from the sales the sale of crude oil and refined oil products. As a result, the Company's trade accounts receivable are concentrated primarily in this industry. As of September 30, 2010, one customer accounted for 100% of the Company's sales and accounts receivable. The Company performs limited credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses. The Company considers the following factors when determining if collection of a fee is reasonably assured: customer credit-worthiness, past transaction history with the customer, if any, current economic industry trends and changes in customer payment terms. In some cases in regards to new customers, management requires payment in full or letters of credit before goods are provided. If these factors do not indicate collection is reasonably assured, revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of cash. During the years presented credit losses were not significant.

Inventories

Inventories are measured at the lower of cost or market. The cost of inventories is based on first in first out and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.  As for manufactured inventories and work in progress, the cost also includes an appropriate share of production overheads calculated based on standard (planned) production volume at normal (normative) operating capacity of the entity.  Market represents net realizable value of inventories, which is determined as an estimated net sales price in the ordinary course of business, less reasonably predictable cost of completion and disposal. At September 30, 2010, inventories consisted of crude oil.

Property, Plant and Equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment losses, if any.

The costs of major renovations and improvements that lead to a prolongation of useful life or to expanded future use capabilities of an asset are capitalized and depreciated over the asset’s remaining useful life. Maintenance and repair costs which represent minor renewals and improvements are charged to expenses as incurred.

Depreciation is charged to the statement of operations and comprehensive income (loss)on а straight line basis over the estimated useful lives of the individual assets. Depreciation commences on the date of acquisition or, in respect of internally constructed assets, from the time an asset is completed and substantially ready for use.

The following useful lives are used as а basis for calculating depreciation:

Buildings and constructions	8-50 years
Machinery and equipment	3-15 years
Vehicles	5-10 years
Other assets	3-10 years

Depreciation methods, useful lives and residual values of property, plant and equipment are reviewed at each reporting date.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be fully recoverable. If circumstances require that a long-lived asset be tested for possible impairment, the Company compares the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value based on a discounted cash flow analysis.

Revenue Recognition

Revenue from the sale of crude oil and refined oil products is measured at the fair value of the consideration received or receivable, net of all trade discounts and volume rebates. Revenue is recognized when the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, and there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. Transfers of risks and rewards vary depending on the individual terms of the contract of sale.  All proceeds from sales in which the above criteria are not met are deferred until such criteria are met. At September 30, 2010, the Company had customer deposits of $146,806 which were received for future purchases of the Company’s product. Subsequent to September 30, 2010, the Company returned the deposit to the customer due to delays in production. Revenue for the six months ended September 30, 2010, was the sale of unrefined crude oil to one customer. The Company’s main products will be derived from refined crude oil, although the sale of crude oil is expected to occur from time to time.

All revenues are reported inclusive of shipping and handling costs billed and exclusive of any taxes billed to customers.  Shipping and handling costs incurred are reported in cost of products sold.

Cost Classifications

Costs of products sold include the cost of crude oil and purchased finished products, inclusive of transportation costs.  The Company purchases crude oil that at times exceeds the supply needs of its refinery.  Additionally, the Company enters into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.  Operating expenses include direct costs of labor, maintenance materials and services, utilities, marketing expense and other direct operating costs.  General and administrative expenses include compensation, professional services and other support costs.

Income Taxes

Provisions for income taxes include deferred taxes resulting from temporary differences in income for financial and tax purposes, using the liability method of accounting for income taxes.  The liability method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted.  The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.  As of March 31, 2010, the Company has placed a full valuation allowance on the deferred tax assets.  In addition, the standard income tax disclosures have been excluded from these financial statements as the impact of such disclosures is immaterial due to the limited losses.  See Note 8 for discussion regarding tax rates.

Potential interest and penalties related to income tax matters are recognized in income tax expense.  The Company believes they have appropriate support for the income tax positions taken and to be taken on future income tax returns.

Functional Currency Transactions

The Kazakh Tenge (“KZT”) is the functional currency of the Company.  Their respective balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date.  Their respective statements of operations and comprehensive income (loss) have been translated into USD using the average exchange rates prevailing during the periods of each statement. The corresponding translation adjustments are part of accumulated other comprehensive income (loss) and are shown as part of shareholders’ equity.

The translation of KZT denominated assets and liabilities into USD for the purpose of these financial statements does not necessarily mean the Company could realize or settle the reported values of these assets and liabilities in USD. Likewise it does not mean the Company could return or distribute the reported USD value of its Kazakh subsidiaries’ capital to its shareholders.

Comprehensive Income

Total comprehensive income represents the net change in shareholder’s equity during a period from sources other than transactions with shareholders. Accumulated other comprehensive income is comprised solely of accumulated foreign currency translation adjustments.

Environmental Matters

When it is probable that costs associated with environmental remediation obligations will be incurred and they are reasonably estimable, the Company accrues such costs at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study and are charged to provisions for closed operations and environmental matters. The Company periodically reviews its accrued liabilities for such remediation costs as evidence becomes available indicating that our remediation liability has potentially changed. Such costs are based on our current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations.

Accounting for reclamation and remediation obligations, commonly referred to as an asset retirement obligation, requires management to make estimates unique to each operation of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated, if any. Under current laws, the Company is not required to perform any reclamation and remediation procedures if the current property were to be abandoned.  However, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings. As of September 30, 2010, March 31, 2010 and 2009, the Company has no accrual for reclamation and remediation obligations because the Company has not engaged in any significant activities that would require remediation under the current laws and regulations.

4.            PROPERTY, PLANT AND EQUIPMENT

The following is a summary of the Company's property, plant and equipment at September 30, 2010, March 31, 2010 and 2009:

	September 30,	March 31,	March 31,
	2010	2010	2009
	(unaudited)

Buildings	$705,028	$658,813	$659,458
Equipment	4,507,654	3,787,081	3,590,999
Land	224,108	224,820	225,040
Total	5,436,790	4,670,714	4,475,497
Less: accumulated depreciation	-	-	-
Net Value	$5,436,790	$4,670,714	$4,475,497

No depreciation on property, plant and equipment has been recorded as the assets have not been put into service as of September 30, 2010.

As of September 30, 2010 and March 31, 2010, the Company had advances paid of $125,090 and $177,356, respectively, representing advances for electrical and construction works for which the construction had not commenced. These advances were recorded within Equipment on the summary of property, plant and equipment reported above as they were ultimately used to offset items which were capitalized under this classification.

5.            NOTES PAYABLE

On April 20, 2010, the Company entered into a $400,000 note payable agreement with a third party. Under the terms of the agreement, the principal balance and interest of $100,000 is due at April 15, 2011. At September 30, 2010, the Company has accrued $45,000 in interest. The proceeds were used in operations. The note is denominated in USD. Translation losses are immaterial to the financial statements and have not been recognized. See Note 10 for additional note payable received from the third party subsequent to September 30, 2010.

6.            RELATED PARTY TRANSACTIONS

Advances to Shareholder

At times the Company provides cash advances to the shareholder for operating purposes. The Company records these advances as a receivable from the shareholder at the time of the advance. The advances are short term and do not incur interest.  At September 30, 2010 and March 31, 2010, advances due from the shareholder were $4,156 and $34,822, respectively.

Revolving Loans Payable to Related Parties

Since Inception the Company’s operations have been funded through revolving loans due to the Company’s shareholder, direct family members or entities controlled by the shareholder. The following is a summary of loans due to these related parties as of September 30, 2010 and March 31, 2010.

On February 2, 2010, the Company entered into a revolving debt agreement with a direct relative of the shareholder. Under the terms of the agreement, the Company may borrow up to 30 million KZT, $200,454 and $201,091 at September 30, 2010 and March 31, 2010, respectively.  The note does not incur interest and is due February 2, 2013. As of September 30, 2010 and March 31, 2010 amounts due under this loan were $133,636 and $134,060, respectively.  All amounts have been reflected as long-term on the accompanying September 30, 2010 and March 31, 2010 balance sheets.

On December 12, 2009, the Company entered into a revolving debt agreement with an entity owned by the shareholder. Under the terms of the agreement, the Company may borrow up to 20 million KZT, $133,636 and $134,060 at September 30, 2010 and March 31, 2010, respectively.  The note does not incur interest and is due December 14, 2011. As of September 30, 2010 and March 31, 2010 amounts due under this loan were $0 and $85,129, respectively.  All amounts have been reflected as long-term on the accompany balance sheets at September 30, 2010 and March 31, 2010.

Since the above loans do not incur interest, the Company has imputed interest at 19% per annum and recorded these amounts as interest expense with the offset to additional paid-in capital. Imputed interest during the six months ended September 30, 2010 and 2009, for the years ended March 31, 2010 and 2009 and for the period from Inception to September 30, 2010 was $16,304, $0, $6,656, $0 and $22,960, respectively. In addition, the Company determined that an annual interest rate of 19% was consistent with borrowing rates the Company could receive.

Schedule of Annual Maturities

Future annual maturities of loans payable to related parties are as follows as of March 31, 2010:

2012	$85,129
2013	134,060
Total	$219,189

Assumption of Capital Lease

See Note 7 regarding the assumption of a capital lease from an entity owned by the shareholder. In connection with this assumption, the Company agreed to reimburse the entity payments in which it had made on the capital lease. As of September 30, 2010, amounts due to this entity were $52,405 and reflected as a current liability on the accompanying balance sheet.

7.            CAPITAL LEASE

On June 28, 2010, the Company assumed a capital lease previously entered into by the shareholder.  The shareholder entered into the lease to purchase the primary refining equipment for the facility. The shareholder controlled in excess of fifty percent of the issued and outstanding common stock of the Company at the time of assumption. Thus, the transaction was recorded at the shareholder’s basis. In connection with the transaction, the Company recorded equipment of $647,314, capital lease liability of $659,083, VAT receivable of $77,678 and advances due to related parties of $65,908. Amounts due to related parties represented the purchase price of the assets in excess of the liability assumed, see Note 6 for additional information.

At transfer, the lease required monthly principal payments of $17,813, had a remaining term of 37 months, incurred interest at 19% per annum and was secured by the assets purchased.

At September 30, 2010, the Company had not made any of the required payments and was three payments in arrears. At September 30, 2010, the Company accrued interest of $32,392 which is included in accounts payable and accrued liabilities on the accompanying balance sheet. On November 10, 2010, the Company obtained a waiver of the interest if payments were made prior to November 30, 2010. The required payments were not made. The Company is currently working on obtaining an additional waiver. At September 30, 2010, there have been no claims by the lessor of default and thus the long term portion of the lease is reflected as such.

8.            COMMITMENTS AND CONTINGENCIES

Insurance

The insurance industry in Kazakhstan is at the developing stage and many forms of insurance protection common in other countries of the world are not yet generally available. The Company does not have full coverage for its plant facilities, losses caused by production stoppages, or third party liability in respect of property or environmental damages arising from accidents or the Company’s operations. Until the Company obtains adequate insurance coverage, there is a risk that the loss or destruction of certain assets could have a material adverse effect on the Company’s operations and financial position.

Taxation

Different Kazakhstani legislation acts and norms are often unclear, contradictory and subject to varying interpretation by different tax authorities and the Ministry of Finance of the Republic of Kazakhstan. Frequently, disagreements in opinions occur among local, regional and national tax authorities. The current regime of imposing fines and penalties for identified violations of Kazakhstani legislation, statutes and standards is sufficiently severe. Sanctions include confiscation of questionable amounts (for violation of currency control), as well as fines of 50% of accrued tax. The penalty rate is 22.5%.

The Company considers that it has accrued or paid all applicable taxes. The Company’s policy assumes accrual of provisions in the period when probability of losses can be reliably assessed.

Environmental Issues

The Company is subject to various environmental laws and regulations of the Republic of Kazakhstan. Management believes that the Company complies with all government requirements regarding environment protection. However, there is no assurance that contingent liabilities will not arise. See Note 3 for additional information.

9.            STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue 5,000 shares of common stock at a par value of 1 Euro per share.  The Company has accounted for the shares as outstanding since the Inception of Sinur since the establishment of GSM was for corporate strategies and had no impact on the historical operations of the Company.

Assets Contributed

At Inception, Sinur’s sole shareholder contributed assets with a carrying value of $5,609,605.  The transaction was recorded at the shareholder’s basis in the assets as the shareholder controlled the assets prior to and after the transaction.  The transaction was accounted for as a capital contribution recorded in equity.

Imputed Interest

See Note 6 for discussion regarding imputed interest on related party loans payable.

10.          SUBSEQUENT EVENT

On November 5, 2010, the Company entered into a $350,000 note payable agreement with a third party.  Under the terms of the agreement, the note incurs interest at 30% per annum with principal and interest due at April 15, 2011.  The proceeds are to be used for operations.  The note is denominated in the USD.  The third party previously loaned the Company $400,000 as disclosed in Note 5.

GEO POINT TECHNOLOGIES, INC.
PRO-FORMA CONDENSED COMBINED BALANCE SHEETS
September 30, 2010
(Unaudited)

	Geo Point	GSM	Pro-Forma Adjustments		Pro-Forma Combined

Assets
Current assets:
Cash and cash equivalents	$114,846	$5,078	$-		$119,924
Accounts receivable	-	160,898	-		160,898
Inventories	-	38,848	-		38,848
Prepaids and other current assets	11,625	-	-		11,625
Advances to related party	-	4,156	-		4,156
Total current assets	126,471	208,980	-		335,451

Property, plant and equipment, net	3,362	5,436,790	-		5,440,152
Valued-added tax receivable	-	132,674	-		132,674
Other assets	1,000	-	-		1,000

Total Assets	130,833	5,778,444	-		5,909,277

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	105,495	163,502	-		268,997
Customer deposits	-	146,806	-		146,806
Line of credit	48,104	-	-		48,104
Notes payable	-	400,000	-		400,000
Capital lease payable	-	256,916	-		256,916
Loans payable to related parties	-	52,405	-		52,405
Total current liabilities	153,599	1,019,629	-		1,173,228

Capital lease payable, net of current portion	-	403,708	-		403,708
Loans payable to related parties, net of current portion	-	133,636	-		133,636
Total liabilities	153,599	1,556,973	-		1,710,572

Stockholders' Equity (Deficit)
Preferred stock - on a historical and pro-forma basis; $0.001 par value; 5,000,000 shares authorized; none outstanding	-	-	-		-
Common stock; par value of $0.001; 100,000,000 shares authorized - on a historical basis; 3,257,000 shares issued and outstanding - on a pro-forma basis; 30,065,000 shares issued and outstanding	3,257	1,415	25,385	(5)	30,057
Additional paid-in capital	834,364	5,631,162	(834,364)	(4)	5,605,777
			(25,385)	(5)
Accumulated deficit	(860,387)	(274,681)	834,364	(4)	(300,704)
Cumulative foreign currency translation adjustment	-	(1,136,425)	-		(1,136,425)
Total stockholders' equity (deficit)	(22,766)	4,221,471	-		4,198,705

Total Liabilities and Stockholders' Equity (Deficit)	$130,833	$5,778,444	$-		$5,909,277

See accompanying notes

GEO POINT TECHNOLOGIES, INC.
PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended September 30, 2010
(Unaudited)

	Geo Point	GSM	Pro-Forma Adjustments		Pro-Forma Combined

Sales	$30,590	$143,945	$-		$174,535
Cost of sales	5,760	148,504	-		154,264

Gross profit (loss)	24,830	(4,559)	-		20,271

General and administrative	787,998	166,206	-		954,204
Total expenses	787,998	166,206	-		954,204

Operating loss	(763,168)	(170,765)	-		(933,933)

Other income (expense):
Other income	27,143	-	-		27,143
Interest expense	-	(94,225)	-		(94,225)
Total other income (expense)	27,143	(94,225)	-		(67,082)

Net loss	$(736,025)	$(264,990)	$-		$(1,001,015)

Net loss per share:
Basic	$(0.23)				$(0.03)
Diluted	$(0.23)				$(0.03)

Weighted average number of common shares:
Basic	3,257,000		26,808,000	(1)	30,065,000
Diluted	3,257,000		26,808,000	(1) (2)	30,065,000

See accompanying notes

GEO POINT TECHNOLOGIES, INC.
PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended March 31, 2010
(Unaudited)

	Geo Point	GSM	Pro-Forma Adjustments		Pro-Forma Combined

Sales	$185,986	$-	$-		$185,986
Cost of sales	61,001	-	-		61,001

Gross profit	124,985	-	-		124,985

General and administrative	135,652	3,055	-		138,707
Research and development	37,042	-	-		37,042
Total expenses	172,694	3,055	-		175,749

Operating loss	(47,709)	(3,055)	-		(50,764)

Other income (expense):
Other income	70,065	-	-		70,065
Interest expense	-	(6,636)	-		(6,636)
Total other income (expense)	70,065	(6,636)	-		63,429

Net income (loss)	$22,356	$(9,691)	$-		$12,665

Net income (loss) per share:
Basic	$0.01				$0.00
Diluted	$0.01				$0.00

Weighted average number of common shares:
Basic	3,257,000		26,808,000	(1)	30,065,000
Diluted	3,257,000		26,808,000	(1) (3)	30,065,000

See accompanying notes

NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

Basis of presentation

On May 7, 2010, the Geo Point Technologies, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Summit Trustees PLLC, a Utah professional limited liability company (“Summit”), to acquire all of the issued and outstanding stock of GSM Oil Holdings Ltd., a limited liability company organized in Cyprus (“GSM”).  Summit acted for the benefit and on behalf of certain beneficial stockholders of GSM.  On October 28, 2010, the Company completed the acquisition of all the assets and business of GSM in exchange for 26,808,000 shares of the Company’s common stock.  Pursuant to the terms of the Agreement, GSM became a wholly owned subsidiary of the Company, and the GSM shareholders assumed the controlling interest in Geo Point Technologies, Inc.  GSM recently completed the acquisition of Sinur Oil LLP, a limited liability partnership organized in Kazakhstan (“Sinur”), through its wholly owned subsidiary, GSM OIL B.V., a Dutch private company limited by shares (the “Subsidiary”).  The Company will account for the transaction as a reverse acquisition whereby the operations of GSM and Sinur will represent the historical operations of the Company in future filings with the Securities and Exchange Commission.

The primary assets of Sinur include an oil refinery in Karatau, Kazakhstan.  The refinery consists of a main refining stack that has a processing capacity of approximately 2,000 tons of crude oil per month.  The refinery is located on a site that contains the refining equipment, storage tanks, administrative buildings, boilers, pumps, a warehouse, and a rail spur.  It is currently operating.  The three main refined products are diesel fuel, gasoline, and mazut, a heating oil.  The Company intends to continue the business of Sinur.

The amount of the consideration given for the acquisition was determined pursuant to arm’s-length negotiations between the parties.  Prior to consummation of the Agreement, the Company shared no common officers, directors, or affiliates with Summit, Sinur, GSM, or the Subsidiary.

The acquisition of GSM and its subsidiary Sinur was accounted for using the purchase method of accounting in accordance with ASC 805 Business Combinations, whereby the estimated purchase would be allocated to tangible net assets acquired based upon preliminary fair values at the date of acquisition.  We determined for accounting and reporting purposes that GSM is the acquirer because it remains under common control before and after the acquisition, holding approximately 89.2% of the outstanding common stock of the combined entities.  Accordingly, the assets and liabilities of GSM are reported at historical costs and the historical results of GSM will be reflected in future Geo Point filings as a change in reporting entity.  The assets and liabilities of Geo Point will be reported at fair value on the date of acquisition, and results of operations will be reported from the date of acquisition.  We do not expect that the assets and liabilities will be reported materially different from their carrying values due to the limited operations of Geo Point.

The accompanying pro-forma financial information should be read in conjunction with the historical financial statements and related notes in Geo Point’s Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the six month period ended September 30, 2010.  The unaudited pro-forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition.  The unaudited pro-forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Geo Point and GSM and the related notes thereto.

The unaudited pro-forma combined condensed balance sheet was prepared assuming the transaction closed on September 30, 2010.  The unaudited pro-forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods for the six months ended September 30, 2010 and the year ended March 31, 2010.

The columns captioned “Geo Point” represents the balance sheet of Geo Point as of September 30, 2010 and the related statements of operations for the year ended March 31, 2010 and for the six months ended September 30, 2010.  The columns captioned “GSM” represent the balance sheet of GSM as of September 30, 2010 and the related statements of operations for the year ended March 31, 2010 and for the six months ended September 30, 2010.

The unaudited pro-forma combined condensed balance sheet and statements of operations of Geo Point have been prepared to give effect to the following pro-forma adjustments:

(1)	The acquisition of 100% of the outstanding stock of GSM through the issuance of 26,808,000 shares of Geo Point’s common stock.

(2)	Warrants to purchase 500,000 shares of Geo Point’s common stock were excluded from the calculation of dilutive securities as their effect would have been anti-dilutive.

(3)	Geo Point did not have any dilutive instruments outstanding for the year ended March 31, 2010.

(4)
Represents the removal of $834,364 which represents the historical additional paid-in capital of Geo Point.  The offset is to accumulated deficit for the exact amount.  This adjustment assumes the assets and liabilities of Geo Point will be recorded at their carrying value which is representative of fair value due to their short term nature.

(5)
Represents a reclass of $25,385 from additional paid-in capital to common stock for the net difference in par value of the shares received by GSM and the historical amounts recorded.  GSM’s historical financial statements had previously reflected $1,415 within the common stock account. The account needed to reflect $26,800, which is par value of $0.001 times 26,800,000 common shares received.